EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 333-62549 and 333-67229 of Natrol, Inc. on Form S-8 of our report dated April 10, 2003, appearing in this Annual Report on Form 10-K of Natrol, Inc. for the year ended December 31, 2002.

Los Angeles, California
April 10, 2003